UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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RMR Industrials, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RMR Industrials, Inc.

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF A

MAJORITY OF THE OUTSTANDING VOTING STOCK OF RMR Industrials, Inc.

Dear RMR Industrials, Inc. Stockholder:

The enclosed Information Statement is being furnished by the Board of Directors of RMR Industrials, Inc., a Nevada corporation, to the holders of record of our common stock at the close of business on January 6, 2020, or the record date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent of the holders of a majority of our common stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statutes.

The following action was authorized by written consent of the holders of a majority of our outstanding voting stock: amendment of both our Articles of Incorporation, as amended and corrected (Articles), and Bylaws to provide for a change of our name from RMR Industrials, Inc. to “Rocky Mountain Industrials, Inc.”, or the Name Change.

The consent we have received constitutes the only stockholder approval required under the Nevada Revised Statutes, our Articles, and our Bylaws to approve the Name Change. Our board of directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders. The action taken by written consent of the holders of a majority of our outstanding voting common stock will not become effective until the date that is 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date and, thereafter, the Name Change will become effective upon the filing of an amendment to our Articles with the Secretary of State of the State of Nevada.

THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO

CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN, WE ARE NOT ASKING YOU FOR A CONSENT OR

PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

Date of this Notice and the enclosed Information Statement: January 14, 2020.

Sincerely yours,

/s/ Gregory M. Dangler
Chief Executive Officer

RMR Industrials, Inc.

4601 DTC Blvd., Suite 130

DENVER, CO  80237

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

GENERAL INFORMATION

RMR Industrials, Inc., a Nevada corporation, with its principal executive offices located at 4601 DTC Blvd., Suite 130, DENVER, CO, 80237, is sending you the enclosed Notice and this Information Statement to notify you of actions that the holders of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” and “us,” are to RMR Industrials, Inc.

Copies of this Information Statement are being mailed on or about January 14, 2020, to the holders of record on January 6, 2019, which we refer to as the record date, of the outstanding shares of our common stock.

Action by Written Consent

The following action was approved by the written consent of the holders of a majority of our outstanding voting capital stock as of the record date, which we refer to as the Written Consent, in lieu of a special meeting:

Amendment of both our Articles of Incorporation, as amended and corrected (Articles), and our Bylaws to provide for a change of our name from RMR Industrials, Inc. to “Rocky Mountain Industrials, Inc.”, or the Name Change.

The Written Consent will not become effective until the date that is 20 calendar days after this Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date and, thereafter, the Name Change will become effective upon the filing of an amendment to our Articles with the Secretary of State of the State of Nevada.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 78.320 of the Nevada Revised Statutes (NRS), our Articles, and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which shares entitled to vote thereon consented to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our common stock as of the record date.

Our Class A common stock is the only outstanding class of voting capital stock as of the record date. Each share of our Class A common stock entitles its holder to one vote on each matter submitted to stockholders. There will be no vote on the approval of the Name Change because the holders of a majority of our outstanding Class A common stock have provided their written consent for such approval and adoption as allowed by Section 78.320 of the NRS. No other votes are required or necessary.

Only holders of record of our common stock at the close of business on the record date are entitled to notice of the action taken by the Written Consent. As of the record date, 35,785,858 shares of Class A common stock were outstanding and entitled to take action by written consent and to receive notice of the action taken by the Written Consent. As of the record date, Chad Brownstein, our non-executive Chairman of the Board, held of record 10,791,701 shares of our common stock, which represented 30.16% of the outstanding shares of our Class A common stock. As of the record date, Gregory Dangler, our CEO, held of record 9,499,657 shares of our common stock, which represented 26.55% of the outstanding shares of our Class A common stock.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the earliest date that the corporate action being taken pursuant to the Written Consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the holders of a majority of our outstanding voting stock will become effective and, thereafter, the Name Change will become effective upon the filing of an amendment to our Articles with the Secretary of State of the State of Nevada. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding voting common stock.

Dissenters’ Rights of Appraisal

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval of the Name Change.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our common stock.

REASONS FOR THE APPROVAL OF THE NAME CHANGE

On January 1, 2020, our board of directors approved resolutions authorizing the Name Change. January 1, 2020, the holders of a majority of our outstanding voting capital stock as of the Record Date approved resolutions authorizing the Name Change pursuant to the Written Consent. Our board of directors believes that the Name Change better reflects the nature of our current and anticipated operations.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of our directors or officers since April 1, 2019, being the commencement of our last completed fiscal year, nor any associate of any of the foregoing persons, have any substantial interest, direct or indirect, by security holdings or otherwise in the Name Change.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.rmrholdings.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We will only deliver one Information Statement to multiple common stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any common stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any common stockholder or holders sharing an address to which multiple copies are now delivered.